UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GREAT AMERICAN GROUP, INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0223495
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21860 Burbank Boulevard Suite 300 South Woodland Hills, CA	91367
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates:  333-159644.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to Be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.0001 per share (“Common Stock”), of Great American Group, Inc., a Delaware corporation (“Great American Group”), to be registered hereunder is contained under the caption “Description of Company Securities” in the Proxy Statement/Prospectus which constitutes part of Great American Group’s Registration Statement on Form S-4 (File No. 333-159644) initially filed with the Securities and Exchange Commission on June 1, 2009, as amended from time to time, and is incorporated herein by reference.

Item 2.       Exhibits.

The documents listed below are filed as exhibits to this Registration Statement.

Exhibit Number	Exhibit Title
3.1(1)	Certificate of Incorporation of Great American Group, Inc.
3.2(1)	Bylaws of Great American Group, Inc.
4.1(1)	Specimen Common Stock Certificate

_____________________________

(1) Incorporated by reference to Great American Group’s Registration Statement on Form S-4 (File No. 333-159644).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT AMERICAN GROUP, INC.

Dated: June 16, 2010	By:	/s/ Paul S. Erickson
	Name:	Paul S. Erickson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1(1)	Certificate of Incorporation of Great American Group, Inc.
3.2(1)	Bylaws of Great American Group, Inc.
4.1(1)	Specimen Common Stock Certificate

_____________________________

(1) Incorporated by reference to Great American Group’s Registration Statement on Form S-4 (File No. 333-159644).